Exhibit h(3)
                             Smith Barney Trust II
                               125 Broad Street
                           New York, New York 10004


                                March 29, 2002

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

     Re:  Smith Barney Trust II - Accounting
          Services Agreement

Ladies and Gentlemen:

     Pursuant to Section 7.1 of the Accounting Services Agreement dated as of (the "Agreement"), between Smith Barney Trust II (formerly known as Landmark Funds II) (the "Trust") and State Street Bank and Trust Company ("State Street"), we hereby request that Smith Barney Capital Preservation Fund (the "Series") be added to the list of series of the Trust to which State Street renders services as accounting agent pursuant to the terms of the Agreement.

     Please sign below to evidence your agreement to provide such services to the Series and to add the Series under the Agreement.

                                SMITH BARNEY TRUST II


                                By:        /s/ R. Jay Gerken
                                       --------------------------------------

                                Title:     President
                                       --------------------------------------


Agreed:

STATE STREET BANK AND TRUST COMPANY


By:      /s/ Robert F. Dame
       -------------------------------

Title:   Senior Vice President
       -------------------------------